Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 28, 2024, with respect to the consolidated financial statements of Cottonwood Communities, Inc. included in Supplement No. 6 Dated April 2, 2024 to the Prospectus Dated October 20, 2023 (the “Supplement”) related to the registration statement (No. 333-258754) on Form S-11, and to the reference to our firm under the heading “Experts” in the Supplement.

/s/ KPMG LLP

Denver, Colorado
April 2, 2024